SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

September 19, 2007

CHAMPION PARTS, INC.

(Exact name of Registrant as specified in its Charter)

Illinois	1-7807	36-2088911
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2005 West Avenue B, Hope, Arkansas	71801
(Address of principal executive offices)	(Zip Code)

(870) 777-8821
Registrant's telephone number, including area code

Item 1.01

Entry Into a Material Definitive Agreement.

(a) On September 19, 2007, the Company entered into an Amendment No. 6, To Revolving Credit, Loan and Security Agreement (the “Amendment”) amending the Revolving Credit, Loan and Security Agreement between the Company and PNC Bank, National Association (the “Credit Agreement”).  The amendment sets forth, among others, the following:  (i) modification of the inventory advance rate, which, in certain cases, is used to determine the amount the lender is committed to advance to the Company, (ii) amendment of the fixed charge coverage ratio required to be maintained by the Company; and (iii) waiver by the lenders of a default by the Company relating to its failure to maintain the fixed charge coverage ratio for the quarters ended March 31, 2007 and June 30, 2007. (iv) modification of the maximum revolving loan advance amount and (v) and an increase in the base interest rate. For a more complete statement on the terms of the Amendment, a copy is furnished as Exhibit 99 to this report and is incorporated herein by reference.

Item 9.01

Financial Statements and Exhibits

Exhibit 99 Amendment No. 6 To Revolving Credit, Loan and Security Agreement dated September 6, 2007.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 21, 2007	CHAMPION PARTS, INC. By:/s/ W. Jason Guzek W. Jason Guzek Chief Executive Officer